Contact: Bill Wells

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SpectRx, Inc. Schedules Date for Release of First Quarter 2005 Results

NORCROSS, GA (May 23, 2005) - SpectRx, Inc. (OTCBB: SPRX) announced today that it plans to release first quarter 2005 results after the market closes on Tuesday, May 24, 2005. The Company also announced that it plans to file its 10-QSB for the first quarter 2005 with the Securities and Exchange Commission after the release of quarterly results. SpectRx will host a conference call and webcast to review the Company's financial results on Wednesday, May 25, 2005 at 11 a.m. eastern time.

The webcast will be made available at www.fulldisclosure.com or www.ccbn.com. The telephone number to participate in the conference call is 800-889-0817. A replay of the conference call will be made available until June 1, 2005, by dialing 800-642-1687, passcode 6555485.

About SpectRx

SpectRx, Inc. (OTCBB: SPRX) is a diabetes management company developing and providing innovative solutions for insulin delivery and glucose monitoring. SpectRx markets the SimpleChoice® line of innovative diabetes management products, which include insulin pump disposable supplies. SpectRx also plans to develop a consumer device for continuous glucose monitoring. The company is commercializing its non-invasive cancer detection technology through subsidiary company Guided Therapeutics, Inc., which SpectRx intends to separately finance with private funds. For more information, visit SpectRx's web sites at www.spectrx.com, www.mysimplechoice.com and www.guidedtherapeutics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this news release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from SpectRx's actual future experience involving any of or more of such matters and subject areas. Such risks and uncertainties include: the early stage of products in development, the uncertainty of market acceptance of products, the uncertainty of development or effectiveness of distribution channels, the intense competition in the medical device industry, the uncertainty of capital to develop products, the uncertainty of regulatory approval of products, dependence on licensed intellectual property, as well as those that are more fully described from time to time in SpectRx's reports under the heading "Risk Factors" filed with the SEC, including SpectRx's Annual Report on Forms 10-KSB for the fiscal year ended December 31, 2004 and subsequent quarterly reports.

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